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QMMM HOLDINGS LIMITED
PO Box 472
Harbour Place, 2nd Floor,
103 South Church Street,
George Town
Grand Cayman KY1-1106
Cayman Islands

18 April 2024

Dear Sirs

QMMM HOLDINGS LIMITED

We have acted as Cayman Islands legal advisers to QMMM Holdings Limited (the "**Company**") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the "**Commission**") under the United States Securities Act of 1933 (the "**Act**"), as amended (including its exhibits, the "**Registration Statement**"), related to the offering of its ordinary shares, par value of US$0.0001 per share (the "Shares") and the sale by certain shareholders of the Company (the "**Selling Shareholders**") of 2,125,000 Ordinary Shares (the "**Sale Shares**").

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1 Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2 Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Good Standing, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

We also assume that no invitation has been or will be made by or on behalf of the Company to the public in Cayman Islands to subscribe for any of the Ordinary Shares, including the Sale Shares and there is nothing under any law (other than the laws of Cayman Islands) would or might affect the opinions set out below.

3 Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 the Company has been duly incorporated as an exempted company with limited liability and is validly existing under the laws of the Cayman Islands;

3.2 based solely on our review of the M&A, the authorized share capital of the Company is US$50,000 divided into 500,000,000 shares of a par value of US$0.0001 each;

3.3 the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase "non-assessable" means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, in the absence of a contractual arrangement to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders);

3.4 As a matter of Cayman Islands law, the register of members should be prima facie evidence of the shareholdings of the Company; and

3.5 The statements under the caption “Taxation”, “Enforceability of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1 the Certificate of Incorporation dated 29 July 2020;

2 the register of members of the Company;

3 the register of directors of the Company;

4 the Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by a special resolution passed on 17 May 2023 (the "**M&A**");

5 the written resolutions of the board of directors of the Company dated 18 April 2024 (the " **Resolutions**"); and

6 the Registration Statement dated initially filed with Commission on 6 October 2023, as amended.